UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

ZOOM TELEPHONICS, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

ZOOM TELEPHONICS, INC.
207 South Street
Boston, MA 02111

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
2015 ANNUAL MEETING OF STOCKHOLDERS OF ZOOM TELEPHONICS, INC.
TO BE HELD ON THURSDAY, JUNE 25, 2015

Dear Stockholder:

The 2015 Annual Meeting of Stockholders of Zoom Telephonics, Inc. (the “Company”) will be held at the headquarters of Zoom Telephonics, 207 South Street, Boston, Massachusetts 02111 on Thursday, June 25, 2015 at 10:00 a.m.  The location is near South Station in downtown Boston.

These proposals will be considered at the Annual Meeting:

1.	To elect four (4) Directors to serve for the ensuing year and until their successors are duly elected.

2.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015.

3.	Advisory vote to approve the compensation of the Company’s named executive officers (the “say-on-pay” vote).

The Board of Directors recommends a vote FOR the nominees as Directors and for all other proposals.

The Board of Directors has fixed the close of business on April 28, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

This Notice also constitutes notice of the 2015 Annual Meeting of Stockholders of the Company.

This Notice is being mailed to stockholders on or about May 8, 2015.

You may vote your proxy when you view the materials on the Internet.
You will be asked to enter your control number, which is on your notice.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the meeting where you may vote in person can be found on our website, www.zoomtel.com/about/directions.html.

Stockholders may be deemed to be present in person and to vote at the Annual Meeting by requesting a paper or e-mail copy of the Proxy Card, and either mailing it back or voting by Internet or telephone in accordance with the instructions on the Proxy Card.

The following Proxy Materials are available for you to review online at www.edocumentview.com/ZMTP

●	the Company’s 2015 Proxy Statement (including all attachments thereto);
●	the Company Annual Report for the year ended December 31, 2014 (which is not deemed to be part of the official proxy soliciting materials); and
●	any amendments to the foregoing materials that are required to be furnished to stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 25, 2015:

●
This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

●	The Company’s Proxy Statement, Annual Report and other proxy materials are available at www.edocumentview.com/ZMTP.

●
If you would like to receive a paper or e-mail copy of these documents, you must request them. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 17, 2015 to facilitate timely delivery.

If you are a shareholder of record, to request a paper copy of the Proxy Materials please call 1-866-641-4276; or you may request a paper or email copy by email at investorvote@computershare.com or by logging onto www.investorvote.com/ZMTP.

If you hold your shares with a bank or broker, i.e. in street name, you will receive a notice indicating how to request a paper copy of the Proxy Materials.  Most banks and brokers likely use Broadridge and therefore you may call 1-800-579-1639, or you may request a paper or email copy by email at sendmaterial@proxyvote.com  or by logging onto www.proxyvote.com.  However, for some shareholders this may not be the case.  Therefore, it’s important to review your individual notice for the specific details.

The Proxy Materials for Zoom Telephonics, Inc. are available to review at:
www.edocumentview.com/ZMTP

Note: There is a Control Number that comes with materials notifying you of the Stockholder Meeting.  You will need this Control Number to request a paper copy of the Proxy Materials, to view your proxy materials online, or to vote your proxy electronically.